UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Important Notice Regarding the Availability of Proxy Materials for Micron Technology, Inc.

P.O. BOX 8016 CARY, NC 27512-9903

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/mu. To vote your proxy while visiting this site you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be  delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to adopt these rules and need YOUR participation.

If you want to receive a paper or e-mail notice of the proxy material, you may request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s  annual meeting, you must make this request on or before December 1, 2008.

Material may be requested by one of the following methods:

INTERNET www.investorelections.com/mu	TELEPHONE (866) 648-8133		* E-MAIL paper@investorelections.com

*

If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

You must use the 12 digit control number located in the box below.

View Materials Online at www.proxydocs.com/mu A convenient way to view proxy materials and VOTE!

To view your proxy materials online, go to www.proxydocs.com/mu Have the 12 digit control number available when you access the website and follow the instructions.

Micron Technology, Inc. Notice of Annual Meeting

The 2008 Annual Meeting of Shareholders of Micron Technology, Inc., Inc. will be held on December 11, 2008, at 9:00 am, Mountain Standard Time, at the Company’s headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632 for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected and qualified:
(01)Teruaki Aoki, (02) Steven R. Appleton, (03) James W. Bagley, (04) Robert L. Bailey, (05) Mercedes Johnson, (06) Lawrence N. Mondry, (07) Robert E. Switz

2. Proposal by the Company to approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 10,000,000

3. Proposal by the Company to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2009

CONTROL NO.	ACCOUNT NO.		# SHARES